Exhibit 99.1

WOODWARD GOVERNOR

COMPANY RETIREMENT SAVINGS PLAN

(As Amended and Restated

Effective as of January 1, 2008)

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(continued)

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WOODWARD GOVERNOR COMPANY

RETIREMENT SAVINGS PLAN

(Amended and Restated Effective as of January 1, 2008)

ARTICLE I

GENERAL

The Woodward Governor Company Member Investment and Stock Ownership Plan (the “Plan”) was first established by Woodward Governor Company (the “Company”) effective as of September 30, 1952. The Plan was most recently amended and restated effective as of January 1, 2007, and was further amended from time to time thereafter. The following is an amendment and restatement of the Plan, effective as of January 1, 2008 (the “Effective Date”) (unless otherwise indicated).

The Woodward Governor Company Retirement Income Plan (the “Retirement Income Plan”) was first established by the Company, effective as of September 30, 1952. Effective as of December 31, 2002, the Retirement Income Plan was merged into the Plan and all assets and liabilities under the Retirement Income Plan were transferred to the Plan as of that date. Also effective as of that date, the Plan was renamed the “Woodward Governor Company Retirement Savings Plan.” Effective as of January 1, 2008, the Plan is amended and restated to incorporate recent changes in the law.

The combined Plan consists of a profit sharing plan component (“Profit Sharing Component”) intended to satisfy Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), a cash or deferred arrangement component (“Member Investment Component”) intended to satisfy Sections 401(a) and 401(k) of the Code and an employee stock ownership plan component (“Company Stock Component”), which is intended to satisfy Sections 401(a) and 4975(e)(7) of the Code. The assets of the Company Stock Component are invested primarily in shares of common stock of the Company which qualify as “employer securities” within the meaning of Section 409(1) of the Code.

The purpose of the Plan is to promote the mutual interests of the Company, its shareholders, and its eligible Worker Members (i) by providing such Worker Members with a systematic savings program to supplement their retirement incomes, and an opportunity to acquire an equity interest in the Company and to exercise shareholder rights with respect thereto, (ii) by causing the Plan to be a long-term investor in common stock of the Company, and (iii) by providing the Company and its eligible Worker Members with the tax benefits and other benefits provided under applicable laws to qualified retirement plans in general and employee stock ownership plans in particular. The provisions of the Plan as applied to any group of Worker Members may be modified or supplemented from time to time, with the consent of the Company, by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement’s effective date.

This amendment and restatement of the Plan is applicable to all employees of the Company (the “Worker Members”) who terminate employment on or after the Effective Date. The rights of all other Worker Members shall be governed by the terms of the Plan in effect at the time of their termination of employment, except for the provisions herein with the effective date preceding the Effective Date and the provisions relating to the administration of the Plan.

Section 1.1 Defined Terms. Definitions of capitalized terms frequently used in the Plan are contained in Article XVI of the Plan.

Section 1.2 Related Companies. The term “Related Company” means any corporation or trade or business during any period that it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Code Sections 414(b) and 414(c)), any organization which is part of an affiliated service group under Code Section 414(m), or any entity required to be aggregated with the Company under Code Section 414(o)) and, if so designated by the Company, any other corporation during any period that 50% or more of its voting stock is owned directly or indirectly by the Company.

Section 1.3 Plan Administration, Trust Agreement. The authority to administer the Plan shall continue to be vested in the Company and the Administrative Committee (“Committee”) described in Article XIV. The authority to control the investment policies under the Plan shall be vested in the Investment Committee described in Article XV. The Company shall be the “Plan Administrator” of the Plan, and shall have the rights, duties and obligations of an “administrator” as that term is defined in Section 3(16)(A) of ERISA, of a “plan administrator” as that term is defined in Section 414(g) of the Code and shall be the “named fiduciary” (as described in Section 402 of ERISA). Each of the Administrative Committee, the Investment Committee and the Company shall have discretionary authority to determine eligibility for benefits or to construe the Plan’s terms; provided, however, that the scope of each Committee’s authority shall be determined by the Company. All contributions made under the Plan will be held, managed and controlled by one or more trustees (the “Trustee”) acting under one or more trusts (the “Trust”) which form a part of the Plan and, to the extent provided by the Investment Committee, by one or more investment managers. The terms of each Trust shall be set forth in a Trust Agreement between the Trustee and the Company. Copies of the Trust Agreement and the Plan are on file at the principal offices of the Company, where they may be examined by any Worker Member of the Company who is eligible to participate in the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust Agreement.

Section 1.4 Plan Year. The term “Plan Year” means the 12-month period beginning on each January 1 and ending on the following December 31.

Section 1.5 Applicable Laws. The Plan shall be construed and administered according to the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

Section 1.6 Gender and Number. Where the context admits, words in any gender shall include all other genders, words in the singular shall include the plural and the plural shall include the singular.

Section 1.7 Notices. Except as otherwise provided, any notice or document required to be filed with any committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to such committee, in care of the Company either at its principal business offices or, if filed in person, at the payroll, member benefits, human resources or other office, as designated by the Company. Any notice required under the Plan may be waived by the person entitled to notice.

Section 1.8 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper parties.

Section 1.9 Action by the Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

Section 1.10 Reversion to the Company. Except as otherwise specifically provided by the provisions of the Trust, no part of the corpus or income of the Trust Fund shall revert to the Company or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.

Section 1.11 Prior Elections. Except to the extent otherwise provided, all elections and designations in effect under the Plan immediately before the Effective Date shall continue in effect thereafter until changed by the person making the election.

Section 1.12 Restrictions on Participant Election. Any election by a Participant under the Plan to vary or suspend Payroll Deferrals, to make transfers to or from the Plan or any Investment Fund under the Plan or to make a withdrawal or receive a loan or distribution shall be subject to such limitations as may be reasonably required from time to time for the administration of the Plan.

Section 1.13 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u) effective December 12, 1994, as amended, and the Department of Labor Regulations issued under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”). In addition, notwithstanding any provision of the Plan to the contrary, death benefits will be provided in the case of a Participant who dies while performing qualified military service as required in accordance with Section 401(a)(37) of the Code.

Section 1.14 Suspension of Plan Transactions.

Notwithstanding any provision of the Plan to the contrary:

(a) The Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to receive a distribution or withdrawal from an Account, in the event of any conversion, change in Plan recordkeeper or Trustee or Plan merger or spin-off.

(b) The Committee, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Worker Member to change investment elections or reallocate Account balances in the event of any conversion, change in Plan recordkeeper or Trustee, change in Investment Funds or Plan merger or spin-off.

(c) In the event of a change in Investment Funds or a Plan merger or spin-off, the Committee, in its sole and absolute discretion, may decide to reallocate investments from a Worker Member’s prior Investment Fund elections to the then available Investment Funds under the Plan. In the event that investments are reallocated in this manner, the Worker Member shall be permitted to reallocate funds among the Investment Funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in subsection (b) above (if any) is lifted.

(d) Notwithstanding any provision of the Plan to the contrary, the Investment Funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the Investment Fund providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the Investment Fund provider against the Plan or a particular Worker Member). Such rules, procedures and restrictions may limit the ability of a Worker Member to make transfers into or out of a particular Investment Fund and may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Trustee, Plan recordkeeper, the Committee, or the Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

ARTICLE II

PARTICIPATION

Section 2.1 Participation. Except as otherwise provided in any Supplement, the “Participants” in the Plan shall be as follows: (a) each Worker Member who was a Participant in the Plan immediately prior to the Effective Date shall continue as such on and after that date, subject to the conditions and limitations of the Plan; and (b) each Worker Member who was not a Participant in the Plan immediately prior to the Effective Date shall, unless specifically provided otherwise in the Plan, become eligible for contributions: (i) under Sections 5.1, 5.2 and 5.4 of the Plan as soon as administratively practical after the Worker Member files the appropriate written election to make Payroll Deferrals, or Roth Contributions (as appropriate) with the Plan Administrator (or makes such election in any other form approved by the Committee), and (ii) shall be eligible for contributions under Section 9.2 of the Plan upon completion of an Initial Period of Service, if the Worker Member is an eligible Participant under Section 9.2 of the Plan. Worker Members are also eligible for a Grandfathered Contribution under Section 5.3 of the Plan if: (A) they were employed by the Company on December 31, 2002; and (B) they had completed an Initial Period of Service as of December 31, 2002 or they completed an Initial Period of Service subsequent to December 31, 2002 before terminating employment with the Company. If an individual is excluded from participation in the Plan as an independent contractor, and is later reclassified as an employee for wage and hour purposes, such Worker Member shall be eligible as of the date of the reclassification to become a Participant, upon completion of the requirements of Article II.

Notwithstanding the above, Worker Members who reside outside the United States and are not United States citizens shall not be eligible to participate in the Plan unless specifically permitted by the Plan.

Section 2.2 Participation upon Reemployment. A Participant whose employment terminates and who is subsequently reemployed shall re-enter the Plan as a Participant on the date of his reemployment. In the event that a Worker Member completes the eligibility requirements set forth in Section 2.1 above, his employment terminates prior to becoming a Participant and he is subsequently reemployed, such Worker Member shall be deemed to have met the eligibility requirements as of the date of his reemployment and shall become a Participant on the date of his reemployment; provided, however, that if he is reemployed prior to the date he would have become a Participant if his employment had not terminated, he shall become a Participant as of the date he would have become a Participant if his employment had not terminated. Any other Worker Member whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with the provisions of Section 2.1. Notwithstanding the foregoing, a Worker Member who terminated service on or before September 30, 1976, shall not receive credit for any prior service under the Plan and shall be treated as a new Worker Member. Notwithstanding the foregoing and any other provision in the Plan to the contrary, with respect to Section 5.3 of the Plan, any Worker Member who terminates employment subsequent to December 31, 2002 and is later reemployed shall no longer be eligible for the Grandfathered Contribution under the Plan.

Section 2.3 Participation Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Worker Member the right to be retained in the employ of the Company or a Related Company nor any right or claim to any benefit under the terms of the Plan unless such right or claim is specifically accrued under the terms of the Plan.

ARTICLE III

SERVICE

Section 3.1 Year of Service. The term “Year of Service” means, with respect to any Worker Member, any Plan Year during which he completes at least 1,000 Hours of Service (as defined in Section 3.2 below); provided that the twelve-consecutive-month period commencing on the date on which the Worker Member first completes an Hour of Service shall be deemed to be a Year of Service if he completes at least 1,000 Hours of Service during such twelve-consecutive-month period. Notwithstanding the above, for periods before December 31, 2002: (i) a Worker Member in the Woodward Governor Company Recruit Program is credited for one Year of Service if he completed at least 250 Hours of Service and not more than 999 Hours of Service in each of four Plan Years; and (ii) a Worker Member who was a student in the Irl C. Martin Academy of Industrial Science for a period of six months or more during any Plan Year (or during his first twelve months of employment and successive periods commencing on the anniversary of the date he was hired) is credited for a Year of Service if he did not otherwise receive credit during such period.

Notwithstanding any other provisions of this Section 3.1, a Worker Member is credited with one Year of Service for the Plan Year ending December 31, 1995, if he completed 1,000 Hours of Service during the twelve-consecutive-month period ending on December 31, 1995. Effective October 1, 1999, Worker Members who are employed by the Company or a Related Company outside of the United States and are transferred to employment by the Company or a Related Company in the United States are credited with service for all periods of such employment outside of the United States.

Notwithstanding any other provision of this Section 3.1, Worker Members who were employees of Synchro-Start Products, Inc. immediately prior to May 30, 2003 and who became Worker Members of the Company as of such date shall be credited with service for all periods of employment with Synchro-Start Products, Inc. for purposes of determining whether such Worker Members are eligible to participate in various components of the Plan in accordance with Section 2.1. However, in no event shall such Worker Members be eligible for Grandfathered Contributions under Section 5.3 of the Plan.

Notwithstanding any other provision of this Section 3.1, Worker Members who were employees of the Barber-Colman Dyna Products Division of Invensys Building Systems Inc. immediately prior to August 28, 2003 and who became Worker Members of the Company as of such date shall be credited with service for all periods of employment with the Barber-Colman Dyna Products Division of Invensys Building Systems Inc. for purposes of determining whether such Worker Members are eligible to participate in various components of the Plan in accordance with Section 2.1. However, in no event shall such Worker Members be eligible for Grandfathered Contributions under Section 5.3 of the Plan.

Section 3.2 Hour of Service. The term “Hour of Service” means, for any Worker Member, each hour for which he is paid or entitled to payment for the performance of duties for the Company or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the Worker Member or agreed to by the Company or a Related Company, subject to the following:

(a) A Worker Member shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for the Company or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company; provided, however, that a Worker Member shall not be credited with more than 501 Hours of Service under this subsection (a) for any single continuous period during which he performs no duties for the Company or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed, but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with the applicable workmen’s compensation, unemployment compensation or disability insurance laws. For the purpose of determining a Worker Member’s Hours of Service, in the case of a Worker Member who has a qualified military leave (as defined under the USERRA), in no event shall such Worker Member be credited with fewer Hours of Service than such Worker Member would be entitled to receive under Code Section 414(u).

(b) Solely for purposes of determining whether a Worker Member has incurred a One-Year Break-in-Service (as defined in Section 3.3), the Worker Member or Participant shall be credited, to the extent not otherwise credited in accordance with the foregoing provisions of this Section 3.2, with 8 Hours of Service for each day (to a maximum of 40 Hours of Service for each calendar week) for any period during which a Worker Member is absent from active employment with the Company or Related Company by reason of the Worker Member’s pregnancy, the birth of a child of the

Worker Member, or the placement of a child with the Worker Member in connection with the Worker Member’s adoption of such child, and, in each case, the care of such child immediately after its birth or placement; provided that in no event shall more than 501 Hours of Service be credited under this subsection (b). Hours of Service credited in accordance with the foregoing sentence shall be credited for the Plan Year during which the absence begins to the extent that such crediting would prevent the Worker Member from incurring a One-Year Break-in-Service during that year and, in each other case, shall be credited in the immediately following Plan Year.

(c) Solely for purposes of determining whether he has incurred a One-Year Break-in-Service, a Worker Member shall be credited, to the extent not credited in accordance with the foregoing provisions of this Section 3.2, with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) that he is absent from active employment with the Company or a Related Company by reason of a leave of absence approved or granted by the Company or the Related Company in accordance with rules uniformly applied by it.

Section 3.3 One-Year Break-in-Service. The term “One-Year Break-in-Service” means, with respect to any Worker Member, any Plan Year during which he completes less than 501 Hours of Service. Notwithstanding any other provisions of the Plan, a Worker Member shall not incur any One-Year Break-in-Service during the period beginning October 1, 1995, and ending December 31, 1995, if the Worker Member or Participant completed more than 125 Hours of Service during such period, but will incur a One-Year Break-in-Service for that period if he completes less than 125 Hours of Service during such period.

Section 3.4 Leased Worker Members. If pursuant to one or more agreements between the Company or a Related Company and one or more leasing organizations (within the meaning of Section 414(n) of the Code), a person provides services to the Company or a Related Company in a capacity other than as a Worker Member, on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Company or a Related Company, such person shall be a “Leased Worker Member.” Leased Worker Members shall not be eligible to participate in this Plan or in any other plan maintained by the Company or a Related Company that is qualified under Section 401(a) of the Code (including during the initial one-year period). A Leased Worker Member shall be treated as if the services performed by him in such capacity (including service performed during such initial one-year period) were performed by him as a Worker Member of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

(a) for any period during which less than 20% of the work force of the Company and the Related Companies consists of Leased Worker Members and the Leased Worker Member is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent (10%) of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under Section 414(n)(5) of the Code; or

(b) for any other period unless the Leased Worker Member provides satisfactory evidence to the Company or Related Company that he meets all of the conditions of this Section 3.4 and applicable law required for treatment as a Leased Worker Member.

ARTICLE IV

DEFERRAL CONTRIBUTIONS

Section 4.1 Payroll Deferrals. A Participant may authorize deferrals (“Payroll Deferrals”) for any payroll period of not less than 1% of his Eligible Pay (in multiples of 1%) up to a maximum of 50%. Payroll Deferral authorizations may be made at such times and in such manner as the Committee may determine. To the extent that it is necessary or appropriate to conform the operations of the Plan to the limitations set forth in Article X, uniform limitations on Payroll Deferrals may be established from time to time, and, in accordance with such limitations, any Payroll Deferral authorized by a Participant may be reduced.

Section 4.2 Adjustments and Payment of Payroll Deferrals. A Participant’s Eligible Pay shall be reduced by the amount, if any, of his Payroll Deferrals for that period and the Company shall deposit that amount in the Plan in accordance with Section 5.1.

Section 4.3 Election to Vary, Suspend or Change Payroll Deferrals. Subject to such conditions, requirements and limitations as may be established from time to time, a Participant may elect to vary within the limits set forth in Section 4.1 or to suspend Payroll Deferrals. Any modification or suspension of Payroll Deferrals shall be effective the first day of the first full payroll period following the execution of such modification or as soon as administratively practicable thereafter.

A Worker Member returning to active employment with the Company from a qualified military leave (as defined under the USERRA), may file a written election with the Plan Administrator authorizing the Company to make deductions for each payroll period from his Eligible Pay for deposit with the Trustee in the Participant’s Deferral Contribution Account in an amount equal to the contribution rate that he would have contributed under this Article IV had the Participant not been on a qualified military leave; provided, however, that this amount shall be reduced by any contributions made under this Article IV during such qualified military leave. To make such contributions, a Participant must affirmatively make this qualified military leave election on a form approved by the Plan Administrator for this purpose and must make such contributions during the period beginning with the payroll period on or immediately following his reemployment date and ending on the earlier of five years or the period of the Participant’s qualified military service multiplied by three. Amounts contributed pursuant to this Article shall be eligible for Company Matching Contributions in accordance with Section 5.2.

Section 4.4 Catch-Up Contributions. In addition to the ability to make Payroll Deferrals under Section 4.1 of the Plan, all Worker Members who have attained age 50 before the close of the Plan Year shall be eligible to make “Catch-up Contributions” in accordance with and subject to the limitations of Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the limitation on the maximum amount of such Worker Member’s Payroll Deferrals for a Plan Year under Section 402(g) of the Code or the limitation on contributions for a Plan Year under Section 415(c) of the Code. Further, by allowing such

Catch-up Contributions, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable. Catch-up Contributions made in accordance with this Section 4.4 shall be eligible for Company Matching Contributions under Section 5.2 of the Plan. Catch-up Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that Payroll Deferrals may only be characterized as Catch-up Contributions on a Plan Year basis.

Section 4.5 Treatment as Deferral Contribution. Payroll Deferrals and Catch-up Contributions, unless otherwise specified, shall be treated as and collectively referred to as “Deferral Contributions.”

ARTICLE V

CONTRIBUTIONS

Section 5.1 Deferral Contributions. Subject to the provisions of Article X, as soon as practicable, the Company shall deposit with the Trustee on behalf of each Participant, an amount equal to the amount of the Participant’s Payroll Deferrals and Catch-up Contributions for each payroll period, which amount shall be credited to the Member Investment Component of the Plan in accordance with Article VIII below.

Section 5.2 Company Matching Contribution. Subject to the provisions of Article X, as soon as practicable, and in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for its taxable year, the Company shall deposit with the Trustee on behalf of each of its Participants a Company Matching Contribution for Plan Years beginning on or after January 1, 2003, an amount equal to one hundred percent (100%) of the Participant’s Payroll Deferrals and Catch-up Contributions (if any) made pursuant to Sections 4.1 and 4.4 and Roth Contributions made pursuant to Section 5.4 below (if any) on up to three percent (3%) of the Participant’s Eligible Pay and fifty percent (50%) of the Participant’s Payroll Deferrals and Catch-up Contributions (if any) made pursuant to Sections 4.1 and 4.4 above and Roth Contributions (if any) made pursuant to Section 5.4 below on amounts in excess of three percent (3%) of the Participant’s Eligible Pay but excluding Deferral Contributions and Roth Contributions in excess of six percent (6%) of the Participant’s Eligible Pay. The Company Matching Contribution shall be credited to the Member Investment Component of the Plan in accordance with Article VIII below and shall be invested in the same proportion that the Participant’s Payroll Deferrals are invested.

Section 5.3 Grandfathered Contributions. The Company shall contribute to the Profit Sharing Component of the Plan on behalf of each “Eligible Participant” (as defined below) such amount, if any, as may be determined in the sole discretion of the Board of Directors of the Company for each Plan Year. For any Plan Year in which a contribution is made under this Section 5.3, the Account of each Eligible Participant shall be allocated (a) an amount equal to one and one half percent (1.5%) of the Eligible Participant’s Eligible Wages, increased by one tenth of one percent (0.1%) of the Eligible Participant’s Eligible Wages for each full year of participation in the Plan or the Retirement Income Plan in excess of one full year completed at the time of reference, not to exceed the number of years of participation credited to the Eligible Participant as of September 30, 2003, or (b) such lesser amount as may be determined by the Board of Directors. If the Company’s total contribution for the Plan Year under this Section 5.3 is less than the amount needed to satisfy all Eligible Participants’ maximum allocation percentages as described under (a) in the preceding sentence, then each Eligible Participant will receive a pro rata share of the contribution equal to the total contribution actually made multiplied by the percentage of the total contribution the Eligible Participant would have received if the Company had contributed an amount sufficient to satisfy the maximum allocation percentages of all Eligible Participants. For purposes of this Section 5.3, an “Eligible Participant” is any Participant who (i) was employed by the Company on December 31, 2002; (ii) had completed an Initial Period of Service as of December 31, 2002 or subsequent to such date; and (iii) is employed on the last day of the Plan Year for which the Grandfathered Contribution is made or who dies, retires or becomes disabled during such Plan Year.

Section 5.4 Roth Contributions. A Participant may, pursuant to a written instrument in a form prescribed by the Committee, or by any other method authorized by the Committee, elect to have all or a portion of his or her Payroll Deferrals treated as Roth Contributions (as defined below) and credited to his or her Roth Contribution Account, as that term is defined below. In no event, however, may the combined amount of Roth Contributions and Payroll Deferrals for any Participant exceed 50% of Eligible Pay.

(a) A “Roth Contribution” is an elective contribution that is: (i) designated irrevocably by the Participant at the time of the deferral election as a Roth Contribution that is being made in lieu of all or a portion of the Payroll Deferrals the Participant is otherwise eligible to make under the Plan; and (ii) treated as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferral election.

(b) A Participant’s Roth Contributions will be allocated to a separate Account maintained for such contributions by the Trustee as described in Article VII and will be credited to the Member Investment Component of the Plan in accordance with Article VIII.

(c) Unless specifically stated otherwise, Roth Contributions will be treated as Payroll Deferrals for all purposes under the Plan.

Section 5.5 Time for Making Company Contributions. All Company Contributions made under Sections 5.2, 5.3 and 9.2 of the Plan shall be remitted by the Company as soon as practicable following the close of the Plan Year, and in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for its taxable year in or with which such Plan Year ends.

ARTICLE VI

ROLLOVERS AND TRANSFERS FROM RELATED PLANS

Section 6.1 Rollover Contributions.

(a) A Worker Member may make a Rollover Contribution (as defined below) to the Plan. The term “Rollover Contribution” means a rollover contribution of a distribution which, under the applicable provisions of the Code, is an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code) which is permitted to be rolled over to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Notwithstanding the foregoing, in no event shall a Worker Member be permitted to make a rollover contribution of any amount previously contributed to another plan by the Worker Member on an after-tax basis (except as provided in subsection (c)). Such rollover contributions shall be allocated to the Investment Funds under the Member Investment Component in 1% multiples as the Worker Member directs.

(b) The amounts transferred under this Section will be deposited into the Trust, and a fully vested and nonforfeitable Rollover Account will be established for each such Participant.

(c) Notwithstanding any other provision of the Plan, unless otherwise provided by the Company, the Plan will accept a rollover contribution to a Roth Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

Section 6.2 Transfers from Other Plans. Subject to the approval of the Company, any Worker Member who becomes a Worker Member of the Company by reason of a transfer from any Related Company may elect to have the Plan accept a transfer of his fully vested interest under any Related Plan (as defined below), in accordance with the provisions of that plan. Any such transferred amount shall be allocated to the Investment Funds under the Member Investment Component as the Worker Member directs. The term “Related Plan” means any defined contribution plan maintained by the Company or Related Company, qualified under Section 401(a) of the Code and not subject to Sections 401(a)(11) and 417 of the Code.

Section 6.3 Interest in Plan. Upon such rollover or transfer by a Worker Member who is otherwise eligible to participate in the Plan, but who has not yet completed the participation requirements of Article II, the amount of his rollover or transfer shall represent his sole interest in the Plan until he becomes a Participant.

ARTICLE VII

PARTICIPANT ACCOUNTS

Section 7.1 Establishment of Accounts. All income, profits, recoveries, contributions, and any and all monies, securities and properties of any kind at any time received or held by the Trustee shall be held in a single Trust. For accounting purposes, the Committee shall establish and maintain separate Accounts for each Participant to which shall be allocated the Participant’s share of Company Matching Contributions, Deferral Contributions, Grandfathered Contributions, Rollover Contributions, Roth Contributions (as applicable) and Company Stock Component Contributions and any respective earnings and losses thereon.

Section 7.2 Investment of Accounts. The portion of a Participant’s Account attributable to Company Matching Contributions, Deferral Contributions, Grandfathered Contributions, Rollover Contributions and Roth Contributions, including any respective earnings and losses thereon, shall be invested in accordance with Article VIII. The portion of a Participant’s Account attributable to Company Stock Component Contributions shall be accounted for and invested as described in Article IX.

Section 7.3 Roth Contribution Accounts. Contributions and withdrawals of Roth Contributions will be credited and debited to a segregated “Roth Contribution Account” maintained for each Participant. The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contribution Account.

ARTICLE VIII

INVESTMENT FUNDS UNDER THE

MEMBER INVESTMENT PLAN

Section 8.1 Investment Funds. A Participant shall have the right hereunder to direct the Trustees in the manner the Participant wishes to have his Accounts invested with respect to the Participant’s Company Matching Contributions, Deferral Contributions, Grandfathered Contributions, Roth Contributions and Rollover Contributions. Subject to the restrictions set forth in Section 8.2, a Participant may direct that investments be made in such funds as the Investment Committee shall make available for investments by Participants (“Investment Funds”). All charges and expenses incurred in connection with the purchase and sale of investments for an Investment Fund shall be charged to such Investment Fund. If a Participant fails to direct the Trustees in the manner the Participant wishes to have his Account invested with respect to Company Matching Contributions, Deferral Contributions, Grandfathered Contributions, Roth Contributions and Rollover Contributions, such contributions shall be invested in a default investment alternative selected by the Company, which shall in all cases comply with the requirements of the applicable Department of Labor regulations.

Section 8.2 Investment Directions and Transfers Between Investment Funds. Subject to the following provisions of this Section 8.2 and any requirements as may be established from time to time, each Participant shall direct the percentages (in multiples of 1%) of all contributions made by him or on his behalf which are to be invested in each of the Investment Funds and may prospectively change any such direction by telephone to the recordkeeper on any date the New York Stock Exchange is open for business. Changes will be effective the day of the telephone call if the call is received before 3:00 p.m. Central Standard Time. Calls received after 3:00 p.m. Central Standard Time will be effective the next day the New York Stock Exchange is open for business. Such change shall be limited to the investment choices described in Section 8.1, or any other choices as the Trustee at the direction of the Investment Committee may from time to time permit.

Section 8.3 Statement of Accounts. As soon as practicable after the last day of each Plan Year quarter, each Participant and Beneficiary who has the right to direct investment of his Account shall receive a statement of his Account. To the extent required by law, the statement will describe (a) the value of the total benefit as of the last Accounting Date and the value of each investment, (b) the value of the vested benefit or the earliest date on which the benefit will become vested, (c) any offset or disparity provisions, (d) an explanation of any restrictions on investment changes, (e) an explanation of the importance of a balanced diversified portfolio (including a statement that a portfolio holding more than 20% invested in a single security may not be adequately diversified), and (f) a notice directing Participants to the Department of Labor web site for information on diversification. The statement described in this Section 8.3 may be provided by electronic means and may be furnished more frequently or continuously in accordance with the procedure established by the Committee and consistent with applicable guidance issued by the Department of Labor with respect to the requirements for furnishing such statement. Any Participant or Beneficiary who does not have the right to direct investment of his Account shall receive the statement of his Account balance at least annually and upon request.

ARTICLE IX

COMPANY STOCK COMPONENT

Section 9.1 Compliance with Code and ERISA. The Company Stock Component is intended to comply with the requirement under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. The purposes of the Company Stock Component are to enable Worker Members to share in the growth and prosperity of the Company and to provide Worker Members with an additional opportunity to accumulate capital for their future economic security.

Section 9.2 Company Stock Component Contributions. Subject to Article X of the Plan, the Company shall contribute to the Company Stock Component such amount, if any, as may be determined in the sole discretion of the Board of Directors of the Company for each Plan Year. For any Plan Year in which a contribution is made under this Section 9.2 (“Company Stock Component Contribution”), the Company Stock Component Contribution Account of each “Eligible Participant” (as defined below) who has completed an Initial Period of Service shall be allocated (a) an amount equal to five percent (5%) of such Eligible Participant’s Eligible Wages or (b) such other amount as may be determined by the Board of Directors of the Company. If the amount contributed under this Section 9.2 in any Plan Year is not equal to five percent (5%) of all Eligible Participants’ Eligible Wages, then such other amount, if any, shall be allocated to the Accounts of Eligible Participants based on a uniform percentage of each Eligible Participant’s Eligible Wages. For the purpose of this Section 9.2, an “Eligible Participant” is any Participant who is employed on the last day of the Plan Year and any Participant who dies, retires or becomes disabled during such Plan Year. If any portion of the Company’s contribution to the Company Stock Component is in cash for purposes other than discharging indebtedness in connection with an Acquisition Loan (as described below), such cash shall be applied as soon as practicable to the purchase of Company Stock.

Section 9.3 Dividends on Allocated Company Stock. All dividends paid on Company Stock held in the Company Stock Component shall be allocated to Participants’ Accounts accordingly. Notwithstanding the foregoing, within a reasonable time before payment of the dividends, the Participants will be given the opportunity to make an affirmative election, in accordance with the procedures established by the Plan Administrator, to receive their dividends in cash. Any election so made shall continue in effect until changed by the Participant. The dividends will be paid to the Plan and reinvested in “qualifying employer securities,” in accordance with Section 404(k)(2)(A)(iii) of the Code. If a Participant elects to receive his dividend in cash, the Trustee, if directed in writing by the Company, will pay, in cash, any cash dividend on the Company Stock allocated or allocable to the Participant’s Account. The Company’s direction must state whether the Trustee is to pay the cash dividend distributions currently or within the 90-day period following the close of the Plan Year in which the Company pays the dividends to the Trust.

Section 9.4 Acquisition Loans. An installment obligation incurred by the Trustee in connection with the purchase of Company Stock shall constitute an “Acquisition Loan.” The Investment Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. Shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan shall be described as “Financed Shares.” An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are a permissible security within the provisions of Treas. Reg. Section 54.4975-7(b). Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest paid by the Trustee on the Acquisition Loan. The Financed Shares released due to payment of Company Contributions must be allocated to each Participant’s Account by applying the ratio that the Participant’s Eligible Wages bears to the total Eligible Wages of all Participants eligible to share in the Company Stock Component Contribution for the Plan Year. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustee only from Company contributions paid in cash to enable the Trustee to repay such loan, and from earnings attributable to such contributions. To the extent the Trustee is so directed by the Company, cash dividends received by the Trustee with respect to Financed Shares shall be applied by the Trustee as soon as practicable thereafter to make payments on such Acquisition Loan. Financed Shares shall initially be credited to a “Loan Suspense Account” and shall be transferred for allocation to Participants only as payments of principal and interest on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants shall be based upon the ratio that the payments of principal and interest (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only) on the Acquisition Loan bears to the total projected payments of principal and interest (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only) on the Acquisition Loan over the duration of the Acquisition Loan repayment period. Any Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated in the same manner as Financed Shares discussed above. Any Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock allocated to Participants’ Company Stock Component Accounts shall be allocated among and credited to the Company Stock Component Accounts of Participants, pro rata, according to the number of shares of Company Stock held in such Accounts on the date the dividends are paid.

Section 9.5 Transfer from the Company Stock Component. Notwithstanding any other provision of the Plan to the contrary, at any time, a Participant may transfer to the Member Investment Component of the Plan any or all of his balance in the Company Stock Component Account and may subsequently elect to reinvest in the Company Stock Component.

Section 9.6 Fair Market Value. For purposes of this Article IX, the “Fair Market Value” of a share of Company Stock, as of any date, means the closing price of such share, as established by the NASDAQ, on the most recent trading day for which records are available.

ARTICLE X

LIMITATIONS ON COMPENSATION,

CONTRIBUTIONS AND ALLOCATIONS

Section 10.1 Limitations on Annual Additions.

(a) Notwithstanding any other provisions of the Plan to the contrary, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

(i) $46,000 (in 2008) (or such other amount as may be determined by the Secretary of the Treasury for that Plan Year under Code Section 415(c)), or

(ii) 100 percent (100%) of the Participant’s Compensation (as defined below) for that Plan Year.

(b) For purposes of this Section 10.1, the following terms have the following meanings:

“Compensation.” Except as otherwise specifically provided, a Participant’s “Compensation,” for purposes of this Article X shall mean the sum of the compensation (as described in Treas. Reg. Section 1.415(c)-2(a)) paid to him during the Plan Year for personal services actually rendered in the course of his employment with the Company or a Section 415 Affiliate (as defined below), including any Deferral Contributions and any payroll reduction contributions made on his behalf for the year to a cafeteria plan within the meaning of Section 125 of the Code and any elective reductions in remuneration for qualified transportation benefits within the meaning of Section 132(f) of the Code; provided, however, the compensation shall include payments made to a Participant by the later of 2-1/2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment, in accordance with Treas. Reg. Section 1.415(c)-2(e).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Worker Member taken into account under the Plan shall not exceed $230,000 (in 2008), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

“Section 415 Affiliate” means any trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or trades or businesses within the meaning of Sections 414(b) and (c) of the Code, as modified by Section 415(h) of the Code.

“Annual Additions” means, with respect to any Participant for the Plan Year, the sum of all contributions (including Payroll Deferrals together with Roth Contributions but excluding contributions related to a rollover or transfer as provided for in Article VI of the Plan) and all forfeitures allocated to his Accounts for that Plan Year under this Plan and all Related Defined Contribution Plans, subject to the following:

(i) a Participant’s Annual Additions with respect to the Company Stock Component or other employee stock ownership plans shall be determined, subject to paragraphs (ii) and (iii) below, solely on the basis of contributions thereto and forfeitures, without regard to the value of Company Stock released from the Loan Suspense Account and credited to the Participant Accounts;

(ii) if no more than one third of the Company Contributions to the Company Stock Component and any other Related Defined Contribution Plans which qualify as an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) which are deductible under Section 404(a)(9) of the Code by reason of their application to make payments on an Acquisition Loan are allocated to Highly Compensated Worker Members (as defined in Section 10.6), a Participant’s Annual Additions shall not include forfeitures of Company Stock acquired with the proceeds of an Acquisition Loan or Company Contributions which are deductible under Section 404(a)(9)(B) of the Code by reason of their application to the payment of interest on an Acquisition Loan; and

(iii) for purposes of paragraph (i) above, the term Annual Additions shall include any amount credited to an individual medical account (as defined in Section 415(l) of the Code) or a separate account for post-retirement medical or life insurance benefits (as described in Section 419A(d) of the Code).

“Related Defined Contribution Plan” means any other defined contribution plan (as defined in Section 415(k) of the Code) maintained by the Company or its Section 415 Affiliate.

Section 10.2 Limitations under Section 402(g) of the Code.

(a) Payroll Deferrals Limitation. In no event shall the Payroll Deferrals for a Participant under the Plan (together with Roth Contributions and elective deferrals, as defined in Section 402(g)(3) of the Code), under any other cash-or-deferred arrangement maintained by the Company or a Related Company) for any taxable year exceed $15,500 (in 2008) or such larger amount as may be permitted for that year under Section 402(g) of the Code.

(b) Excess Deferrals. Any Participant’s Payroll Deferrals (together with Roth Contributions) in excess of the adjusted $15,500 figure for a calendar year (“Excess Deferrals”), and the earnings or losses attributable thereto for the period from the date of contribution through the last day of the Plan Year (the date of distribution effective for Plan Years beginning before January 1, 2008), shall be returned to the Participant no later than April 15th following the close of the calendar year in which such excess Payroll Deferrals and Roth Contributions were made.

Section 10.3 Limitations under Section 401(k)(3) of the Code.

(a) The provisions of subsections (b), (c) and (e) of this Section 10.3 shall apply in accordance with the requirements of Section 401(k)(3) of the Code and the regulations thereunder:

(i) for any Plan Year beginning before January 1, 2008,

(ii) for the Plan Year beginning on January 1, 2009, as provided in Code Section 410(b)(4)(B), with respect to the disaggregated component of the Plan covering those Worker Members who have not completed at least one Year of Service as if such Worker Members participated in a separate plan, and

(iii) for any Plan Year beginning on or after January 1, 2010.

The provisions of this Section 10.3, however, shall be applied separately in respect of any Worker Members covered under each separate collective bargaining agreement.

(b) For each Plan Year (to the extent applicable as set forth in subsection (a) above), the difference between the average of the Deferral Percentages (as defined below) of each eligible Worker Member who is Highly Compensated (as defined in Section 10.6), referred to hereinafter as the “Highly Compensated Group Deferral Percentage,” and the average of the Deferral Percentages of each eligible Worker Member who is not Highly Compensated, referred to hereinafter as the “Non-highly Compensated Group Deferral Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Deferral Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the Deferral Contributions (excluding Catch-up Contributions) made on his behalf for such year by his Compensation (as defined in Section 10.1) for the year, subject to the following special rules:

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 2.1 shall be counted, regardless of whether any Deferral Contributions are made on his behalf for the year;

(ii) the Deferral Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other arrangements (described in Section 401(k) of the Code) maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made on his behalf under the Plan, and in the event that such arrangements have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 10.3 shall be applied as if all such plans were a single plan; provided, however, that such plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year;

(iv) in the case of any Worker Member who is not Highly Compensated, Deferral Contributions (and elective deferrals under any other plan of the Company or a Related Company) that exceed the applicable limit under Section 402(g) of the Code shall not be counted in calculating such Worker Member’s Deferral Percentage; and

(v) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering employees who have not completed at least one Year of Service and the component covering employees who have completed at least one Year of Service, the Plan shall apply the requirements of Section 10.3(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) The provisions of Section 10.3(b), (c) and (e) shall not apply, and the Plan shall satisfy the requirements of Section 401(k)(12) of the Code and regulations thereunder for (i) the Plan Year beginning on January 1, 2008, and (ii) the Plan Year beginning on January 1, 2009 with respect to the disaggregated portion of the Plan covering those Worker Members who have completed at least one Year of Service as if such Worker Members participated in a separate plan.

(e) Excess Contributions. If one of the tests set forth in Section 10.3(b) above is not satisfied for any Plan Year to which such tests apply, the Plan Administrator may take the following actions:

(i) If at any time during a Plan Year the Plan Administrator determines, on the basis of estimates made from information then available, that the limitation described in Section 10.3(b) above will not be met for the Plan Year, the Plan Administrator in its discretion may reduce or suspend the Payroll Deferrals and Roth Contributions of one or more Participants who are Highly Compensated Worker Members to the extent necessary (A) to enable the Plan to meet such limitation or (B) to reduce the amount of Excess Contributions (as defined below) that would otherwise be distributed pursuant to paragraph (ii) below.

(ii) In the event that Excess Contributions are made for any Plan Year, then, prior to March 15 of the following Plan Year (but in no event later than within 12 months after the end of such following Plan Year), such Excess Contributions (plus any income and minus any loss allocable thereto through the last day of such Plan Year, or, effective for Plan Years beginning before January 1, 2008, through the date of distribution) shall be distributed to the Highly Compensated Worker Members beginning with the Highly Compensated Worker Member with the highest dollar amount of Payroll Deferrals and Roth Contributions for such Plan Year and continuing in descending order until such excess contributions are distributed. For the purposes of this subsection, the “Excess Contribution” for any Plan Year is the excess of (A) the aggregate amount of Payroll Deferrals and Roth Contributions actually paid to the Trust on behalf of Highly Compensated Worker Members for such Plan Year over (B) the maximum amount of such contributions permitted for such Plan Year under Section 10.3(b), determined by hypothetically reducing Payroll Deferrals and Roth Contributions made on behalf of Highly Compensated Participants in order of their Contribution Percentages beginning with the highest of such percentages. Notwithstanding the foregoing, any excess contributions to be distributed hereunder shall be reduced by any Excess Deferrals previously distributed for the Plan Year under Section 10.2. A Highly Compensated Worker Member may designate the extent to which the excess amount to be distributed is composed of Payroll Deferrals and Roth Contributions but only to the extent such types of contributions were made for the Plan Year. If the Highly Compensated Worker Member does not designate whether and to what extent Payroll Deferrals or Roth Contributions are to be distributed, the Committee will first distribute Payroll Deferrals. In addition, to the extent Excess Deferrals or Excess Contributions that were matched by Company Matching Contributions are distributed to a Worker Member pursuant to Section 10.2 or 10.3, the amount of such Company Matching Contributions shall be forfeited (along with any income or minus any loss so allocable thereto) and applied to reduce the amount of Company Matching Contributions made pursuant to Section 5.2.

Section 10.4 Limitations under Code Section 401(m)(2).

(a) The provisions of subsections (b), (c) and (e) of this Section 10.4 shall apply in accordance with the requirements of Section 401(m)(2) of the Code and the regulations thereunder:

(i) for any Plan Year beginning before January 1, 2008,

(ii) for the Plan Year beginning on January 1, 2009, as provided in Code Section 410(b)(4)(B), with respect to the disaggregated component of the Plan covering those Worker Members who have not completed at least one Year of Service as if such Worker Members participated in a separate plan, and

(iii) For any Plan Year beginning on or after January 1, 2010.

The provisions of this Section 10.4, however, shall not apply in respect of any Worker Members covered under a collective bargaining agreement.

(b) For each Plan Year (to the extent applicable as described in subsection (a)), the difference between the average of the Contribution Percentages (as defined below) of each eligible Worker Member who is Highly Compensated (as defined in Section 10.6) referred to hereinafter as the “Highly Compensated Group Contribution Percentage” and the average of the Contribution Percentages of each eligible Worker Member who is not Highly Compensated, referred to hereinafter as the “Non-highly Compensated Group Contribution Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Contribution Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the Company Matching Contributions (described in Section 5.2) made by or for him for such year by his Compensation for the year, subject to the following special rules:

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 2.1 shall be counted, regardless of whether any Company Matching Contributions are made by or for him for the year;

(ii) the Contribution Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by the Company or a Related Company under which matching contributions (within the meaning of Section 401(m) of the Code) can be made by or for him shall be determined as if all such contributions were made by or for him under the Plan, and in the event that such arrangements have different plan years, all matching contributions made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 10.4 shall be applied as if all such plans were a single plan; provided, however, such plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year; and

(iv) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering Worker Members who have not completed at least one Year of Service and the component covering Worker Members who have completed at least one Year of Service, the Plan shall apply the requirements of Section 10.4(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) The provisions of Section 10.4(b), (c) and (e) shall not apply, and the Plan shall satisfy the requirements of Section 401(m)(11) of the Code and regulations thereunder for (i) the Plan Year beginning on January 1, 2008, and (ii) the Plan Year beginning on January 1, 2009 with respect to the disaggregated portion of the Plan covering those Worker Members who have completed at least one Year of Service as if such Worker Members participated in a separate Plan.

(e) Excess Company Matching Contributions. If one of the tests set forth in Section 10.4(b) above is not satisfied for any Plan Year to which such tests apply, then, prior to March 15 of the following Plan Year (but in no event later than within 12 months after the end of the following Plan Year), the Excess Company Matching Contributions (plus any income and minus any loss allocable thereto through the last day of such Plan Year, or, effective before January 1, 2008, through the date of distribution) shall be distributed to the Highly Compensated Worker Members beginning with the Highly Compensated Worker Member with the highest dollar amount of Company Matching Contributions for such Plan Year and continuing in descending order until such Excess Company Matching Contributions are distributed. For the purposes of this subsection, the term “Excess Company Matching Contributions” means, for any Plan Year, the excess (i) of the aggregate amount of the Company Matching Contributions actually paid to the Trust by or on behalf of Highly Compensated Worker Members for such Plan Year over (ii) the maximum amount of such Company Matching Contributions permitted for such Plan Year under subsection (b) above, determined by hypothetically reducing Company Matching Contributions made by or on behalf of Highly Compensated Worker Members in order of their Contribution Percentages beginning with the highest of such percentages. The determination of Excess Company Matching Contributions under this subsection (e) shall be made after first determining the Excess Deferrals under Section 10.2 and then determining the Excess Contributions under Section 10.3(e).

Section 10.5 Reduction of Contribution Rates. To conform the operation of the Plan to Sections 401(k)(3), 402(g) and 415(c) of the Code, any election of Payroll Deferrals made by a Participant pursuant to Section 4.1 of the Plan and Roth Contributions made by the Participant pursuant to Section 5.4 of the Plan may be modified or revoked regardless of such Participant’s prior elections.

Section 10.6 Highly Compensated Worker Member. For purposes of this Article X, a Worker Member shall be “Highly Compensated” for any Plan Year if he:

(a) was a 5% (percent) owner (as defined in Code Section 416(i)(1)) of the Company or a Related Company at any time during such Plan Year or the preceding Plan Year; or

(b) received Compensation (as defined in Section 10.1) from the Company and Related Companies for the preceding year in excess of $105,000 (in 2008) (as adjusted for cost of living under Section 415(d) of the Code for any Plan Year).

Section 10.7 Testing Procedures. In applying the limitations set forth in Sections 10.3(b) and 10.4(b), the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), subject to any applicable limitations contained in the regulations, including, without limitation, (i) aggregation of the Plan with one or more other qualified plans of Related Companies, (ii) inclusion of qualified matching contributions, qualified non-elective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) made to any other qualified plan of the Related Companies, (iii) exclusion of all Worker Members (other than Highly Compensated Worker Members) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), or (iv) any permissible combination thereof.

ARTICLE XI

PRE-TERMINATION WITHDRAWALS AND LOANS

Section 11.1 Pre-Termination Withdrawals. Subject to the Committee’s approval, in accordance with the written withdrawal policy, a Participant may elect to withdraw all or any portion of the value of his interest in any Investment Fund other than any amount attributable to the Company Stock Component, the Profit Sharing Component or Company Matching Contributions which are credited to any one or more of his Accounts, subject to the following:

(a) A Participant may withdraw all or any portion of his Deferral Contributions only after reaching age 59 1/2 or as provided in subsection (b) below.

(b) A Participant may withdraw all or any portion of his Deferral Contributions and any Rollover Contributions which are necessary to meet a Hardship (as defined in Section 11.2).

(c) The portion of any Deferral Contribution which is attributable to earnings thereon accrued after September 30, 1989 may not be withdrawn under this Article XI.

(d) No withdrawal may be made from a Participant’s Company Stock Component Account or his Grandfathered Contribution Account, except as otherwise specifically provided herein.

(e) Withdrawals can be made in accordance with any one or more of the foregoing subsections, provided that no withdrawals may be made by any Participant after the date on which his employment terminates, except as provided in Section 12.4(d).

(f) Withdrawals from any Accounts shall occur as of the date that authorized withdrawal instructions are received by the recordkeeper shall be charged against the Participant’s balance under each Investment Fund as elected by the Participant.

(g) Conditions and limitations may be imposed by the Committee from time to time with respect to the withdrawal of amounts, including the imposition of minimum withdrawal amounts.

Section 11.2 Hardship. A withdrawal will be considered to be on account of “Hardship” if it meets the following requirements:

(a) The withdrawal is requested because of an immediate and heavy financial need of the Participant and will be so deemed if the Participant represents that the withdrawal is made on account of any of the following circumstances, determined in accordance with Treas. Reg. Section 1.401(k)-1(d)(3)(iii)(B):

(i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(iii) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(vi) certain expenses relating to the repair of damage to the Participant’s principal residence that qualifies as a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. The withdrawal is treated as necessary to satisfy an immediate and heavy financial need of a Participant only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal). It will be considered necessary if the Committee determines that the financial need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant’s representation that the need cannot be relieved:

(i) through reimbursement or compensation by insurance or otherwise;

(ii) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself constitute a hardship;

(iii) by ceasing to make Deferral Contributions (or any contributions to any other plan of the Company or Related Companies permitting deferral of compensation);

(iv) by other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Company or by any other employer; or

(v) by borrowing from commercial sources on reasonable commercial terms in any amount sufficient to satisfy the need.

Notwithstanding the foregoing, a need cannot reasonably be relieved by one of the actions described above if the effect would be to increase the amount of the need.

(c) The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this Section 11.2 and adequate proof thereof.

(d) The withdrawal may not be made unless the Participant is suspended from making Deferral Contributions (and Roth Contributions) to the Plan and is suspended from making employee contributions and elective contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Company or a Related Company (excluding contributions to a health or welfare benefit plan) for the six consecutive months following receipt of the hardship withdrawal.

Section 11.3 Loans to Participants. A Participant may request a loan from the Trust Fund in accordance with the terms of a written loan policy which is hereby incorporated as part of the Plan. The loan policy shall include loan application guidelines, subject to the following:

(a) Except as provided in the following sentence, no loan shall be made to a Participant if, after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and all other qualified retirement plans maintained by the Company and the Related Companies would exceed the lesser of $50,000 (adjusted as provided below) or one half of the amount which is vested in accordance with Section 12.1. The foregoing $50,000 limitation shall be adjusted by subtracting therefrom the amount, if any, by which the highest outstanding loan balance of the Participant at any time during the one-year period ending on the day preceding the date of such loan exceeds such outstanding balance on the date of the loan.

(b) Each loan to a Participant shall be made from the Investment Funds under the Member Investment Component or the Profit Sharing Component and shall be charged against each Investment Fund on a pro-rata basis. No loan may be made from a Participant’s Company Stock Component Account.

(c) Each loan shall be evidenced by a written note providing for:

(i) a reasonable repayment period of not less than one year and not more than 5 years from the date of the loan (10 years if such loan is used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant);

(ii) a reasonable rate of interest; and

(iii) such other terms and conditions as the Committee shall determine.

(d) Payments of principal and interest to the Trustee with respect to any loan or portion thereof shall be credited to each Investment Fund in accordance with the Participant’s investment direction for future contributions. Any portion or all of the loan may be prepaid at any time without penalty.

(e) At the Committee’s discretion, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term, such outstanding balance shall be treated as distributed under the Plan but only to the extent such balance (or portion thereof) is then distributable under the terms of the Plan.

(f) Each outstanding promissory note of a Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant within 90 days after the date of his termination of employment.

(g) In no event shall a loan be made to a Participant after his employment with the Company terminates.

(h) A Participant may not have more than three loans outstanding at any one time.

Section 11.4 Treatment of Roth Contribution Accounts. For purposes of withdrawals during employment under Sections 11.1 and 11.2 and loans under Section 11.3, Roth Contribution Accounts shall be treated in the same manner as Deferral Contribution Accounts. Any withdrawal during employment or loans shall be made from a Participant’s Deferral Contribution Account and Roth Contribution Account pro rata, based on each such Account’s value at the time of distribution.

ARTICLE XII

DISTRIBUTION ON TERMINATION

OR TRANSFER OF EMPLOYMENT

Section 12.1 Vesting of Account Balance. All amounts credited to a Participant’s Account shall at all times be nonforfeitable.

Section 12.2 Distribution Date. Subject to the following provisions of this subsection, the term “Distribution Date” with respect to any Participant means the last day of the month in which he attains age 65 years or, if later, in which his termination of employment occurs. A Participant (or his Beneficiary in the event of his death) may elect to have his Distribution Date be the last day of the month, provided proper forms have been completed in a timely manner, which includes the earliest of:

(a) the date as of which his employment with the Company and the Related Companies terminates;

(b) the last day of the twelve-consecutive-month period beginning on the date on which he is laid off if he does not return to active employment as a Worker Member prior to the last day of that period; or

(c) the last day for which the Participant receives disability pay stemming from his employment with the Company or a Related Company if he is neither a Worker Member in active service or on leave of absence on that date.

Section 12.3 Limits on Commencement and Duration of Distributions. Notwithstanding any other provision of the Plan and subject to subsections (b) through (d) below:

(a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year following the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the date on which the Participant terminates employment, or (iii) the 10th anniversary of the Participant’s participation in the Plan.

(b) Notwithstanding any other provision herein to the contrary, the Participant’s Accounts shall be distributed no later than his “Required Beginning Date,” which is, for a “5% owner” (as defined in Code Section 416), the April 1 of the calendar year following the calendar year in which he attains age 70 1/2, or in the case of a Participant who is not a “5% owner”, the April 1 of the later of the calendar year in which the Participant reaches age 70 1/2 or the calendar year in which the Participant retires.

(c) Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) (including the incidental death benefit rule of Code Section 401(a)(9)(G)) and in accordance with revenue rulings, notices and other guidance published in the Internal Revenue Bulletin reflecting Code Section 401(a)(9), which provisions are hereby incorporated herein by reference; provided, however, that such provisions shall override the other distribution provisions of the Plan only to the extent that under such other Plan provisions, distribution is not made or does not begin to be made by the date required under Code Section 401(a)(9) and Treasury regulations issued thereunder.

(i) For purposes of applying the provisions of subsection (c), if a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs (the “five-year rule”); provided, however, that this five-year rule shall not apply to an individual designated as Beneficiary by the Participant or under the specific terms of the Plan, if:

(A) such vested interest will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and

(B) such distribution to the Beneficiary begins not later than December 31 of the calendar year following the calendar year in which the Participant died or, if such Beneficiary is the Participant’s surviving spouse, not later than December 31 of the calendar year following the calendar year in which the Participant would have attained age 70 1/2.

(ii) For purposes of subsection (c), distribution of a Participant’s vested interest in the Plan is considered to begin on his Required Beginning Date; provided, however, that distribution irrevocably begun in the form of an annuity shall be considered to begin on the date it actually commences.

(d) Notwithstanding the foregoing provision of this Section 12.3,

(i) a Participant or Beneficiary who (A) had attained his Required Beginning Date before January 1, 2009, (B) would have been required but for the temporary waiver provisions of Code Section 401(a)(9)(H) to receive required minimum distributions for 2009 (“2009 RMDs”), and (C) would have satisfied the requirement in (B) by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal payments (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years, may elect not to receive such distributions for 2009;

(ii) a Participant or Beneficiary who had attained his Required Beginning Date on or after January 1, 2009 but before January 1, 2010 will not receive the 2009 RMDs as described in paragraph (i) above, unless the Participant or Beneficiary requests such distribution; and

(iii) The amounts of the 2009 RMDs received by a Participant or Beneficiary pursuant to subsection (d) shall not be eligible for a Direct Rollover under Section 12.11.

Section 12.4 Form of Distribution on Termination of Employment. The entire value of all vested amounts credited to a Participant as of his Distribution Date (together with any contributions made to the Plan after his Distribution Date but attributable to employment before that date) will be distributable to him or, in the event of his death, to his Beneficiary in a lump sum, subject to the following:

(a) Installments. A Participant may elect to have his benefits paid in approximately equal monthly, quarterly or annual installments over a period not exceeding his life expectancy or, if applicable, the joint life expectancies of the Participant and his Beneficiary. Prior to receiving payment in the form of installments, a Participant’s outstanding loans under the Plan, together with any accrued interest thereon, shall be treated as a distribution. Subject to the provisions of Section 12.3, a Participant may elect that, in the event of his death, his benefits will be paid to his Beneficiary or Beneficiaries in annual installments over the remaining period of his original election. Each installment shall be charged pro-rata to the Participant’s Accounts unless otherwise elected by the Participant.

(b) Small Account Balances. Notwithstanding any other provision of the Plan to the contrary, if a total Participant’s vested Account balance is $5,000 or less (excluding Rollover Contributions), such balances shall be distributed as soon as practicable after his termination of employment in a lump-sum payment; provided, however, in the event of a distribution under this Section 12.4(b) that is greater than $1,000 (but that does not exceed $5,000), if the Participant does not elect to have such distribution paid in a Direct Rollover (as defined in Section 12.11) to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) specified by the Participant or to receive the distribution directly, then the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

(c) Assets Distributable. Generally, all distribution amounts from the Member Investment Component and Profit Sharing Component shall be determined by the recordkeeper using the net asset values of the Participant’s Investment Fund accounts as of the date that authorized distribution directions are received by the recordkeeper, and shall be paid in cash. Distributions attributable to amounts in the Company Stock Component shall be paid in Company Stock; provided, however, a Participant may elect to receive all or part of his distribution in the form of cash; and provided, further, if a Participant elects to receive installment payments, his distribution shall be in cash.

(d) Post-Termination Partial Withdrawal After Age 55. A Participant who has terminated employment and reached age 55 may withdraw any portion of his Accounts under the Plan upon requesting a withdrawal from the recordkeeper.

Section 12.5 Distributions to Persons under Disability. Notwithstanding the foregoing provisions of this Article XII, if a Participant or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate has been appointed, the amount of any benefit to which such Participant or Beneficiary is then entitled from the Trust Fund shall be paid to such conservator or other person legally charged with the care of his person or estate, and such payment shall be deemed in full satisfaction of any liability of the Plan to the Participant or Beneficiary.

Section 12.6 Interests Not Transferable. The interests of Participants and their Beneficiaries under the Plan and Trust Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by Section 414(p) of the Code or regulations issued thereunder. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Distributions to an alternate payee (as defined under Section 414(p)(8) of the Code) under a qualified domestic relations order are permitted at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee before the Participant’s attainment of earliest retirement age is available only if: (a) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (b) the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age, if the present value of the alternate payee’s benefits under the Plan exceeds $5,000.

Section 12.7 Absence of Guaranty. There is no guarantee, by any person, that the Trust Fund will not suffer losses or depreciation. The Company does not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

Section 12.8 Designation of Beneficiary. Each Participant, from time to time, in writing, may designate any person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is married on the date of his death, any designation as Beneficiary of a person other than his spouse shall be effective only if:

(a) his spouse acknowledges the effect of that designation and consents to it and to the specific person or persons or class of persons so designated in a writing in such form as may be established from time to time, which writing is witnessed by a notary; or

(b) it is established to the satisfaction of an authorized Plan representative that the consent required under subsection (a) above cannot be obtained because there is no spouse, because the spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

Beneficiary designation forms will be effective only when the signed form is filed while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. Except as otherwise specifically provided in this Article XII, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant’s benefits, benefits shall be paid to the Participant’s surviving spouse or, if there is no surviving spouse or if the Participant and the surviving spouse had been married for less than one year, to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, a representative of the Company may exercise discretion in a manner that permits the Trustee to make payment to the legal representative of the Participant’s estate. The term “Beneficiary” as used in the Plan means the person or persons to whom a deceased Participant’s benefits are payable under this Section 12.8.

Section 12.9 Missing Recipient. Each Participant and each Beneficiary must file in writing his post office address from time to time and file in writing each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last known post office address, or if no address is known then at the Participant’s last post office address as shown on the Company’s records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. The Plan Administrator will make a reasonable effort to find the Participant; however, no person will be required to search for or locate a Participant or Beneficiary. If a Participant or Beneficiary entitled to benefits under the Plan fails to claim such benefits and it is not possible to reasonably find his whereabouts, such benefits shall be forfeited and shall be used until exhausted to reduce the Company contributions otherwise required under

Article V, of the Company or Related Company which last employed the Participant. If the location of the Participant or Beneficiary is subsequently determined, such forfeiture shall be restored by the Company and such restoration shall not be treated as an Annual Addition for purposes of Section 10.1.

Section 12.10 Put Option. Shares of Company Stock acquired by the Trust shall be subject to a put option if the shares are not readily tradable on an established securities market within the meaning of Section 409(h)(1)(B) of the Code when distributed (or cease to be readily tradable on an established securities market after distribution). The put option shall be exercisable by the Participant or his Beneficiary. The put option shall be exercisable during a 15-month period which begins on the date the shares subject to the put option are distributed by the Plan. During this period, the holder of the put option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their fair market value, as determined pursuant to ?Section 9.6. The put option shall continue to apply to shares of the Company Stock distributed by the Plan even if the Company Stock Component should at any time cease to be an employee stock ownership plan under Section 4975(e)(7) of the Code. The Committee may give the Trustee the option to assume the rights and obligations of the Company at the time the put option is exercised with respect to the repurchase of Company Stock.

If the entire value of all nonforfeitable amounts credited to a Participant is distributed to the Participant within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in no more than five substantially equal annual payments, and the first installment shall be paid not later than thirty days after the Participant exercises the put option. The Plan shall provide adequate security and pay a reasonable rate of interest on amounts not paid after thirty days. If the entire value of all nonforfeitable amounts credited to a Participant is not distributed to the Participant within one taxable year, payment of the price of the Company Stock purchased pursuant to an exercised put option shall be made in a single sum not later than thirty days after the Participant exercises the put option.

Section 12.11 Direct Rollovers.

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s distribution election, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code) paid directly to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) specified by the distributee in a Direct Rollover. Effective January 1, 2008, an eligible rollover distribution made to a Participant may be rolled over directly to a Roth IRA (as described in Section 408A of the Code), subject to the restrictions set forth in such Code Section.

(b) Definitions.

(i) “Distributee”: A distributee includes a Worker Member or former Worker Member. In addition, the Worker Member’s or former Worker Member’s surviving spouse and the Worker Member’s or former Worker Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective August 2, 2007, for purposes of this Section 12.11, the term “distributee” includes a non-spouse beneficiary, and, with respect to such non-spouse beneficiary, the term “eligible retirement plan” means an individual retirement account described in Section 408(b) of the Code (including a Roth IRA) which is established specifically for this purpose.

(ii) “Direct Rollover”: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 12.12 Distributions of Roth Contribution Accounts.

(a) Distributions after Termination. For purposes of Article XII, Roth Contribution Accounts shall be treated in the same manner as Deferral Contribution Accounts.

(b) Qualified Distribution. Distributions from a Roth Contribution Account shall not be subject to taxation if the distribution is a qualified distribution, as described in Code Section 402A(d)(2). Notwithstanding anything herein to the contrary, the taxation of any distribution from the Roth Contribution Account shall be consistent with the Treasury Regulations under Code Section 402A.

(c) Direct Rollovers. Notwithstanding any other provision of the Plan, a direct rollover of a distribution from a Roth Contribution Account under the Plan will only be made to another Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Eligible rollover distributions from a Participant’s Roth Contribution Account shall be taken into account in determining whether the total amount of the Participant’s Account balances under Section 6.3(a) of the Plan exceed $1,000 or $5,000, as applicable, for purposes of mandatory distributions from the Plan.

ARTICLE XIII

VOTING OF COMPANY STOCK

Each Participant, or, if applicable, his Beneficiary, shall be entitled to direct the Trustee as to the exercise of all voting rights attributable to shares of Company Stock then allocated to such Participant’s Account in the Company Stock Component. All allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. The Company and the Trustee shall take all steps necessary to assure that Participants’ directions shall remain confidential. The Company shall furnish the Trustee and each Participant with notices and information statements when voting rights are to be exercised in a time and manner which comply with applicable law. However, the Trustee shall vote any unallocated Company Stock in such manner as directed by the Committee, unless the Trustee shall determine that to do so would be inconsistent with the provisions of Title I of ERISA. For purposes of instructing the Trustee as to the voting or tender of any unallocated Company Stock, the Committee shall be deemed a named fiduciary of the Plan as provided in Section 403(a)(1) of ERISA. The Trustee shall vote any allocated Company Stock as to which no voting instructions have been received in the same proportion as allocated shares with respect to which it does receive directions, unless the Trustee shall determine that to do so would be inconsistent with the provisions of Title I of ERISA.

In the event of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company, in conjunction with the Trustee, shall use its reasonable best efforts to cause all Participants to be furnished with all information as will be distributed to the stockholders of the Company in respect to such Offer, and to be provided with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock allocated to his Account, to the extent permitted under the terms of such Offer. Upon timely receipt of such instructions, the Trustee shall follow the directions of each Participant as to the shares of Company Stock allocated to such Participant’s Account. Instructions received by the Trustee from Participants in connection with an Offer shall be held in strict confidence and, except as otherwise required by law, shall not be divulged or released to any person, including officers and Worker Members of the Company. The Company and the Trustee shall take all steps necessary to assure that Participants’ directions shall remain confidential. The Trustee shall tender or exchange any unallocated Company Stock in such manner as directed by the Committee, unless the Trustee shall determine that to do so would be inconsistent with the provisions of Title I of ERISA. The Trustee shall tender or exchange any allocated Company Stock as to which no instructions are received in the same proportion as allocated shares with respect to which it does receive directions, unless the Trustee shall determine that to do so would be inconsistent with the provisions of Title I of ERISA.

ARTICLE XIV

THE ADMINISTRATIVE COMMITTEE

Section 14.1 Membership. The Company shall appoint the Administrative Committee (the “Committee”) as referred to in Section 1.3 of the Plan to administer the Plan as provided under this Article XIV. The Company shall establish such procedures for administering the Plan and shall allocate fiduciary responsibilities to others as it deems suitable.

Section 14.2 Rights, Powers and Duties. The Committee shall have the maximum discretion as may be necessary to discharge its responsibilities under the Plan, including the following powers, rights and duties:

(a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b) to enforce the Plan in accordance with its terms and with such rules and regulations as may be adopted by the Committee;

(c) to make determinations with respect to all questions arising under the Plan, including questions of fact and questions relating to the eligibility, benefits and other Plan rights of Participants and Beneficiaries and to construe and interpret the Plan and remedy ambiguities, inconsistencies or omissions;

(d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e) to direct all benefit payments under the Plan;

(f) to delegate to Worker Members of the Company and the agents or counsel employed by the Committee such powers as the Committee considers desirable;

(g) to appoint one of its members or any other Worker Member to act as secretary of the Committee, and to authorize the secretary so appointed to act for the Committee in all routine matters connected with its responsibilities hereunder; and

(h) to recommend changes in the Plan to the Company. The Board of Directors can accept or reject such recommendations at its discretion.

Section 14.3 Application of Rules. In operating and administering the Plan, the Committee shall apply all rules of procedure and regulations adopted by it in a uniform and nondiscriminatory manner.

Section 14.4 Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses of a Committee member incurred in the performance of Committee functions shall be reimbursed by the Company.

Section 14.5 Indemnification of the Committee. The Committee and the individual members thereof and any Worker Members to whom the Committee has delegated responsibility in accordance with Section 14.2(f) shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee, its members or such Worker Members by reason of the performance of a Committee function if the Committee, such members or Worker Members did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

Section 14.6 Exercise of Committee’s Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

(a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits thereunder; and

(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 14.7 Information to Be Furnished to Committee. The Company shall furnish the Committee such data and information as may be appropriate. The records of the Company as to a Participant’s period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Eligible Pay and Eligible Wages will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

Section 14.8 Resignation or Removal of Committee Member. A Committee member may resign at any time by giving 30 days’ advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving 30 days advance written notice to him, the Trustee and the other Committee members.

Section 14.9 Appointment of Successor Committee Member. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members and the Trustee. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

Section 14.10 Expenses of Administration. All reasonable and ordinary expenses of establishing and administering the Plan and the Trust will be paid by the Plan, to the extent permitted under applicable law, unless paid by the Company, including expenses of litigation in connection with the Plan, except where a Plan fiduciary is found by a court of law to have engaged in willful misconduct in regard to the Plan or Trust. The Committee may direct that certain administrative expenses shall be paid directly from the Accounts of the Participants and former Participants (or their Beneficiaries or alternate payees), including, but not limited to, loan fees, withdrawal fees, Investment Fund fees and recordkeeping expenses and the Committee may direct that some or all of those expenses shall only be paid from the Accounts of former Participants (or their Beneficiaries or alternate payees).

Section 14.11 Claims Procedure.

(a) Initial Claim for Benefits. If a Participant or Beneficiary believes he has not received the benefit he is entitled to receive under the Plan, the Participant or Beneficiary, or their designated representative (collectively, the “Claimant”) may file with the Committee a written claim for benefits. The Committee or its designee (“Claims Administrator”) must render its decision on the claim within 90 days of the Claimant’s written claim for benefits. If the Claims Administrator determines that an extension of time for processing the claim is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.

(b) Notification by the Plan Administrator. In the event the Claims Administrator denies a claim for benefits in whole or in part, the Claims Administrator will notify the Claimant in writing of the denial of the claim. Such notice by the Claims Administrator will also set forth, in a manner calculated to be understood by the Claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure and of his right to file a civil action under Section 402(a) of ERISA following a claim denial on final review.

(c) Review Procedure. A Claimant may appeal a denial of his claim by requesting a review of the decision by the Committee. An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the Claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the Claimant deems pertinent to the appeal. The Claimant may submit written comments, documents, records and other information relating to the claim. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. The Committee will provide for a full and fair review of the claim denial that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information submitted by the Claimant relating to the claim, was submitted or considered in the initial benefit determination. The review of the claim denial will be undertaken by the Committee or the person or persons, acting as “named fiduciaries,” to whom such power and duty has been delegated by the Committee. In performing its duties hereunder, the Plan fiduciary shall have the powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under Section 14.2(c), and its determination shall be final and binding on participants, beneficiaries and others.

(d) Decision on Review. The Committee will issue a decision on review not later than 60 days after receipt of a request for review from a Claimant unless special circumstances require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the Claimant’s request for review. In the event that a period of time is extended due to a Claimant’s failure to submit information necessary to make the determination on review regarding a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(e) Notification of Decision on Review. The decision on review shall be in writing (or in electronic form) and shall include:

(i) specific reasons for the decision, written in a manner calculated to be understood by the Claimant;

(ii) specific references to the pertinent Plan provisions on which the decision is based;

(iii) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv) a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

(f) Exhaustion of Remedies. A decision on review shall be final and binding on all persons for all purposes. A Claimant who fails to file a request for review in accordance with the claims procedure established by the Committee shall have no right to review and shall have no right to bring an action with respect to the claim in any court.

ARTICLE XV

THE INVESTMENT COMMITTEE

Section 15.1 Establishment of Investment Committee. The Company shall appoint an Investment Committee of at least three Members who shall be selected from among the officers, directors, Worker Members or consultants of the Company. The Investment Committee shall control the investment policy of the Fund which is maintained by the Company for the purposes of the Plan. The members of the Investment Committee shall serve without remuneration and for so long as it is mutually agreeable to them and to the Company. The members shall be reimbursed for all expenses incurred by them in the performance of their duties. Any member may resign by giving his written resignation to the Company. The Company may remove any member of the Investment Committee by so notifying the member and the other members of the Investment Committee in writing.

Section 15.2 Majority Action. Any action taken by the Investment Committee shall be by a majority of the members thereof. The Investment Committee may act by voting at a meeting or by writing without a meeting. Any action of the Investment Committee shall be sufficiently evidenced if it is certified thereto by any member thereof or by the secretary.

Section 15.3 Powers of the Investment Committee. The Investment Committee shall have the following powers:

(a) To adopt such by laws as it shall deem necessary for the development of an efficient and sound investment program.

(b) To employ advisors (who may, but need not, be advisors to the Company) with respect to investment, actuarial, legal, accounting and other matters as it may deem necessary for the proper exercise of its duties.

(c) To appoint one of its members, or any Worker Member of the Company, to act as secretary of the Investment Committee.

The foregoing list of express powers is not intended to be either complete or inclusive, and the Investment Committee shall have such additional powers as it may reasonably deem to be necessary for the performance of its duties under the Plan and Trust.

Section 15.4 Duties of the Investment Committee. As a part of its general duties in supervising the investment policy of a Fund, the Investment Committee shall:

(a) Review the investment portfolio constituting the Fund at least annually.

(b) Give the Trustee specific directions in writing with respect to investments, reinvestments and changing of investments, all as set out in the Trust Agreement.

(c) Report annually to the Company as to the investment performance of the Fund for the Plan Year ending on such date.

(d) Provide the Company and the Committee with such information, and at such times, as may be required by the Company or as may be needed by the Committee to carry out its duties.

(e) Advise the Plan Administrator with respect to any costs, expenses, taxes or other charges (excluding any loss as a result of the sale of assets) incurred solely by reason of a sale or purchase of assets in order to properly reallocate assets between the separate Funds established hereunder, and, at the request of the Committee, advise the Committee with respect to the proper apportionment of said costs, expenses, taxes or other charges, so as to fairly reflect that portion attributable to the reallocation of assets on behalf of each Participant.

ARTICLE XVI

FREQUENTLY USED DEFINITIONS

“Account” shall mean the separate account(s) maintained for a Participant under the Plan.

“Accounting Date” shall mean each day the New York Stock Exchange is open for business.

“Acquisition Loan” shall have the same meaning as is given to such term in Section 9.4.

“Beneficiary” shall mean a person described in Section 12.8.

“Code” shall have the same meaning as is given to such term in Article I.

“Committee” shall have the same meaning as is given to such term in Section 14.1.

“Company” shall mean Woodward Governor Company.

“Company Matching Contribution” shall have the same meaning as is given to such term in Section 5.2.

“Company Stock” shall mean shares of common stock of Woodward Governor Company.

“Company Stock Component” shall have the meaning given to such term in Article I.

“Company Stock Component Account” means a Participant’s Account to which Company Stock Component Contributions are allocated pursuant to Section 9.2.

“Company Stock Component Contribution” shall have the same meaning as is given to such term in Section 9.2.

“Date of Hire” shall mean the first day on which a Worker Member renders an Hour of Service; provided, however, that if a Worker Member shall in any Plan Year terminate his service, which termination continues through the close of said Plan Year, then it shall refer to the first day subsequent to said Plan Year on which the Worker Member shall render an Hour of Service.

“Deferral Contribution” shall have the same meaning as is given to such term in Section 4.5.

“Distribution Date” shall have the same meaning as is given to such term in Section 12.2.

“Effective Date” shall have the same meaning as is given to such term in Article I.

“Eligible Pay” shall mean, for each payroll period, a Participant’s base wages, salary, overtime pay, shift premium, sick pay, holiday pay and vacation pay. Eligible Pay taken into account shall not exceed $230,000 (in 2008), as adjusted by the Internal Revenue Service in accordance with Code Section 401(a)(17).

“Eligible Wages” shall include only the total amount reported as wages for a Worker Member for up to 80 hours in a bi-weekly period, regular pay for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, shift 2 premium for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, shift 3 premium for all hours (worked and paid time off) up to 80 hours in a bi-weekly period, including pay for bereavement, holiday, sick pay and vacation and amounts deferred under the Plan or a cafeteria plan, but excluding reimbursement of medical expenses, premiums on insurance policies, cafeteria subsides bonuses and contributions to any nonqualified deferred compensation plan.

For purposes of the Plan, Eligible Wages shall not exceed $230,000 (in 2008), as adjusted by the Internal Revenue Service in accordance with Code Section 401(a)(17).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Financed Shares” shall have the same meaning as is given to such term in Section 9.4.

“Grandfathered Contribution” shall mean the contribution made by the Company to Participant’s Accounts under the Plan (and formerly under the Retirement Income Plan) in accordance with Section 5.3 of the Plan.

“Highly Compensated Worker Member” shall have the same meaning as is given to such term in Section 10.6.

“Hour of Service” shall have the same meaning as is given to such term in Section 3.2.

“Initial Period of Service” shall mean the completion of two 12-month periods during which 1,000 Hours of Service are completed during each of such 12-month periods. The 12-month periods shall begin on the Worker Member’s Date of Hire and the first anniversary thereof; provided that if a Worker Member shall not complete 1,000 Hours of Service in either of such 12-month periods commencing on his Date of Hire, or anniversary thereof, all subsequent 12-month periods shall be calculated based on the Plan Year, the first of which shall commence in the 12-month period during which the Worker Member failed to complete 1,000 Hours of Service. In the event of a Termination of Service after completion of one 12-month period with 1,000 Hours of Service, but before completion of an Initial Period of Service, the Worker Member shall receive credit for the 12-month period so completed; and if he shall be reemployed as a Worker Member, he shall commence the computation of his second period on his most recent Date of Hire; provided that if he shall not complete 1,000 Hours of Service in such 12-month period, his computation period shall be based on the Plan Year the first of which shall commence next following this most recent Date of Hire.

“Investment Committee” shall have the same meaning as is given to such term in Article XV.

“Investment Fund” shall have the same meaning as is given to such term in Section 8.1.

“Normal Retirement Age” shall mean age 65.

“Participant” shall have the same meaning as is given to such term in Section 2.1.

“Payroll Deferral” shall have the same meaning as is given to such term in Section 4.1.

“Plan” shall mean the Woodward Governor Company Retirement Savings Plan, as amended and restated from time to time.

“Plan Year” shall have the same meaning as is given to such term in Section 1.4.

“Related Companies” shall have the same meaning as is given to such term in Section 1.2.

“Retirement Income Plan” shall mean the Woodward Governor Company Retirement Income Plan as amended from time to time, and as merged into the Plan effective December 31, 2002.

“Rollover Contribution” shall have the same meaning as is given to such term in Section 6.1.

“Roth Contributions” shall have the same meaning as is given to such term in Section 5.4(a).

“Trust” shall mean the separate Trust created under the Plan by and between the Company and the Trustee.

“Trustee” shall mean the corporation or individual or individuals acting as Trustee under the Trust at any time of reference.

“Worker Member” shall mean any employee of the Company or any successor thereto.

“Year of Service” shall have the same meaning as is given to such term in Section 3.1.

ARTICLE XVII

AMENDMENT AND TERMINATION

Section 17.1 Amendment. While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan at any time, provided, that no amendment shall reduce a Participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of the Company immediately prior to the effective date of the amendment. Notwithstanding this Section 17.1, with respect to officers of the Company who are subject to Article 16 of the Securities Exchange Act of 1934, any provisions relating to their participation in the Plan or the price, timing and amount of contributions or allocations of Company Stock to their Accounts may not be amended more frequently than once every six months, other than to comply with any amendments required under the Code, ERISA or any regulations and rulings thereunder.

Section 17.2 Termination. The Plan will terminate as to all Worker Members on any day specified by the Company. The Plan will terminate as to the Company on the first to occur of the following:

(a) the date it is terminated by the Company;

(b) the date that the Company completely discontinues its contributions under the Plan;

(c) the date that the Company is judicially declared bankrupt or insolvent; or

(d) the dissolution, merger, consolidation or reorganization of the Company, or the sale by the Company of all or substantially all of its assets, except that, subject to the provisions of Section 17.3, in any such event arrangements may be made whereby the Plan will be continued by any successor to the Company or any purchaser of all or substantially all of the Company’s assets, in which case the successor or purchaser will be substituted for the Company under the Plan.

Section 17.3 Merger and Consolidation of Plan, Transfer of Plan Asset. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

Section 17.4 Notice of Amendment, Termination or Partial Termination. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan as required by law.

Section 17.5 Vesting and Distribution on Termination and Partial Termination. On termination of the Plan in accordance with Section 17.2, on partial termination of the Plan by operation of law, or in the event of a complete discontinuance of Company contributions to the Plan, each affected Participant’s benefits will be nonforfeitable. If, on termination or partial termination of the Plan, a Participant remains in the employ of an Employer or a Related Company, the amount of his benefits shall be retained in the Trust until after his termination of employment with all of the Employers and Related Companies and shall be paid to him in accordance with the provisions of Article XII. The benefits payable to an affected Participant whose employment with all of the Employers and Related Companies is terminated coincident with the termination or partial termination of the Plan (and the benefits payable to an affected Participant on partial termination of the Plan) shall be paid to him in accordance with the provisions of Article XII. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

Section 17.6 Limitation on Right to Amend. No amendment shall be made to this Plan which shall:

(a) change the vesting schedule under the Plan unless (i) each Worker Member with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, by making the election within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment, and (ii) effective as of August 9, 2006, with respect to benefits accrued as of the later of the adoption date or the effective date of the amendment, the vested percentage of each Worker Member is determined as the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule; or

(b) reduce the accrued benefit of a Participant within the meaning of Section 411(d)(6) of the Code, except to the extent permitted under the Code, the regulations thereunder or other applicable guidance.

ARTICLE XVIII

TOP HEAVY STATUS

Section 18.1 Determination of Top-Heavy Status. The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (1) the Account balances of Worker Members who are key employees (as defined in Section 416(i) of the Code) exceed 60 percent (60%) of the Account balances of all Worker Members (the “60 Percent Test”) or (2) the Plan is part of a required aggregation group and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60 Percent Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group which is not top-heavy. The top-heavy ratio shall be computed pursuant to Section 416(g) of the Code and the regulations issued thereunder. A “required aggregation group” is each plan of the Company or a Related Company in which a key employee is a participant and each other plan of the Company or a Related Company, if any, which enables such plan to meet the requirements of Code Section 401(a)(4) or 410. The Company may treat any plan not required to be included in an aggregation group as being part of a “permissive aggregation group” if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

Section 18.2 Minimum Benefit. The Company’s contribution to a Worker Member’s Company Matching Contribution Account shall be increased as necessary so that it equals at least 3 percent (3%) of the Worker Member’s compensation (including Deferral Contributions and Company Matching Contributions, in accordance with Code Section 416) except that this Section 18.2 shall not apply if—

(a) the Worker Member is also a participant in a defined benefit plan of the Company,

(b) the defined benefit plan is a top-heavy plan, and

(c) the Worker Member receives from such defined benefit plan the defined benefit minimum required under Section 416(c)(1) of the Code.

Section 18.3 Code Section 416. Notwithstanding anything in this Article XVIII to the contrary, Section 416 of the Code is hereby incorporated by reference and the provisions of this Article XVIII shall at all times comply with Code Section 416.

EXECUTED at Rockford, Illinois this 28th day of December, 2009 to be effective as indicated herein.

WOODWARD GOVERNOR COMPANY

By:	/s/ Rick W. Holm
Its:	Corporate Director Global HR Support Services

Attest:

/s/ Phoebe Larson

SUPPLEMENT A

PROVISIONS APPLICABLE TO EMPLOYEES OF WOODWARD HRT, INC.

Section A-1 Application. The provisions of this Supplement A shall apply effective April 3, 2009 (unless otherwise provided) with respect to Worker Members who are employees of Woodward HRT, Inc. (an “HRT Participant” or the “HRT Participants”). Except as otherwise provided in this Supplement A, all provisions of the Plan shall apply to HRT Participants. Unless the context otherwise requires, the term “Company” shall include, in addition to Woodward Governor Company, Woodward HRT, Inc. for purposes of participation of Worker Members in the Plan, contributions under Article IV, Section 5.2, Section 5.4, Article VI and Article IX (subject to the limitations in Section A-3) and provisions relating thereto.

Section A-2 Worker Member. Notwithstanding any provision of Article XVI, the term “Worker Member” shall include an employee of Woodward HRT, Inc.

Section A-3 Participation. Notwithstanding any provision of Section 3.1 and except as provided in Section A-4.4, for purposes of determining whether an HRT Participant is eligible to participate in various components of the Plan in accordance with Section 2.1, the HRT Participant shall be credited with service for all periods of employment with HR Textron Inc., Textron Inc. or any entity that was, on or prior to April 3, 2009, a member of the controlled group with Textron Inc. (determined in accordance with Code Section 414(b), (c), (m) or (o)) or their predecessors (provided that the HRT Participant was employed by HR Textron Inc. immediately before April 3, 2009 and became a Worker Member as of such date and provided further that Textron Inc. recognized such service for purposes of eligibility under the Textron Savings Plan (collectively, “Textron Service”)). In no event, however, shall any HRT Participant be eligible for Grandfathered Contributions under Section 5.3 of the Plan. Additionally, an HRT Participant shall not be eligible for participation in the ESOP component of the Plan pursuant to Article IX (a) for any Plan Year beginning before January 1, 2010, and (b) effective for Plan Years beginning on or after January 1, 2010, if, and for the period thereof that, the HRT Participant either is a “Covered Employee” under Addendum A of the Woodward Governor Company HRT Pension Plan (“HRT Pension Plan”) or is for purposes of collective bargaining part of a collective bargaining unit represented by a collective bargaining agent.

Section A-4 Contributions.

A-4.1 Deferral Contributions. For purposes of Section 4.1 (and, where applicable, Section 4.4), an HRT Participant’s election in effect under the Textron Savings Plan on April 3, 2009 to have a percentage of his Eligible Compensation (as defined under the Textron Savings Plan) contributed to the Textron Savings Plan as a Pre-Tax Contribution (as defined under the Textron Savings Plan) (and, where applicable a catch-up contribution) shall be deemed to be such HRT Participant’s authorization pursuant to Section 4.1 (and, where applicable, Section 4.4) of the Plan to have an equivalent percentage of the HRT Participant’s Eligible Pay contributed to the Plan as Payroll Deferrals (and, where applicable Catch-up Contributions). For purposes of this Section A-4.1, any HRT Participant’s election under the Textron Savings Plan expressed as a dollar amount shall be treated as an election to have a corresponding percentage of the HRT Participant’s Eligible Pay contributed to the Plan, determined by dividing such dollar amount by the HRT Participant’s Eligible Pay as of

April 3, 2009 and multiplying such fraction by 100% (adjusted to the nearest whole percentage). Any such deemed authorization shall be effective as of April 3, 2009 and shall remain in effect until the HRT Participant changes such authorization in accordance with Section 4.3.

A-4.2 Roth Elective Deferrals. For purposes of Section 5.4, an HRT Participant’s election in effect under the Textron Savings Plan on April 3, 2009 to have a percentage of his Eligible Compensation (as defined under the Textron Savings Plan) contributed to the Textron Savings Plan as a Roth Contribution (as defined under the Textron Savings Plan) shall be deemed to be such HRT Participant’s election pursuant to ?Section 5.4 to have an equivalent percentage of the HRT Participant’s Eligible Pay contributed to the Plan as a Roth elective deferral. For purposes of this Section A-4.2, any HRT Participant’s election under the Textron Savings Plan expressed as a dollar amount shall be treated as an election to have a corresponding percentage of the HRT Participant’s Eligible Pay contributed to the Plan, determined by dividing such dollar amount by the HRT Participant’s Eligible Pay as of April 3, 2009 and multiplying such fraction by 100% (adjusted to the nearest whole percentage). Any such deemed election shall be effective as of April 3, 2009 and shall remain in effect until the HRT Participant changes such election in accordance with Section 4.3 and Section 5.4.

A-4.3 After-Tax Contributions. An HRT Participant’s election to contribute a portion of his compensation to the Textron Savings Plan as an After-Tax Contribution (as defined under the Textron Savings Plan) in effect as of April 3, 2009 shall have no force or effect for purposes of the Plan.

A-4.4 Company Matching Contributions. Notwithstanding any provision of Section 5.2 to the contrary, the amount of a Company Matching Contribution for a Plan Year on behalf of any HRT Participant who has not completed at least one Year of Service (disregarding for these purposes all Textron Service) shall be equal to fifty percent (50%) of the sum of the HRT Participant’s Payroll Deferrals (excluding Catch-up Contributions) and Roth Contributions up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay. Notwithstanding the foregoing, or Section 5.2 of the Plan, effective as of January 1, 2010, the following provisions shall apply:

(a) An HRT Participant shall not be eligible for Company Matching Contributions under the Plan for the portion of any Plan Year beginning on and after January 1, 2010 during which he is a “Covered Employee” under Addendum A of the HRT Pension Plan.

(b) The amount of a Company Matching Contribution for a Plan Year on behalf of any HRT Participant who is covered by the collective bargaining agreement between the Company and the District Lodge 727-N, International Association of Machinists and Aerospace Workers, for and on behalf of its Local Lodge 758 shall be equal to fifty percent (50%) of the sum of the HRT Participant’s Payroll Deferrals (excluding Catch-Up Contributions) and Roth Contributions up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay.

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(c) Any HRT Participant who is not described in subsection (a) or (b) above shall be eligible for Company Matching Contributions for any Plan Year beginning on or after January 1, 2010 in accordance with Section 5.2.

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